Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos: 333-56284, 333-06297, 333-59379, 333-43296 and 333-62130) of ArthroCare Corporation of our report dated March 11, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 12, 2003